Exhibit 99.1

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Completes

Spin-off from Smith & Wesson

AOUT Commences Trading; Virtually Rings Opening Bell on NASDAQ

COLUMBIA, Mo., August 25, 2020 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced that its spin-off from Smith & Wesson Brands, Inc. (NASDAQ: SWBI) was completed on Monday, August 24, 2020, and American Outdoor Brands, Inc. is now an independent, publicly traded company on the NASDAQ stock market under the symbol “AOUT.”

American Outdoor Brands is a growth-oriented provider of outdoor products and accessories, including hunting, fishing, camping, shooting, and personal security and defense products, for rugged outdoor enthusiasts. With a portfolio of 20 diverse consumer brands, many in the early stages of their growth, the company has made recent investments in infrastructure, including a new distribution center and an e-commerce platform, that create a solid foundation for future growth, driven by its unique ‘Dock & Unlock’ brand strategy.

To mark the company’s first day of trading, American Outdoor Brands President and CEO, Brian Murphy, several of the company’s employees, the Board of Directors, and Chairman Barry M. Monheit, will virtually ring the Opening Bell on the NASDAQ market this morning at 9:30 a.m. EDT.

Brian Murphy, said, “Today is truly a milestone for our company, and we are excited to ring the NASDAQ opening bell. We believe that our passion for products that allow people to pursue their outdoor adventures is especially timely. As consumers increasingly look to outdoor activities such as fishing, hunting, shooting sports, camping, and hiking, we are proud to deliver innovative products that make it possible for people to re-think their connection with the outdoors. We thank our employees, board of directors, loyal consumers, and brand ambassadors for helping us arrive here today. We are proud to share our celebration with you.”

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, and personal security and defense products, for rugged outdoor enthusiasts. The company produces innovative, top quality products under the brands Caldwell®; Crimson Trace®; Wheeler®; Tipton®; Frankford Arsenal®; Lockdown®; BOG®; Hooyman®; Smith & Wesson® Accessories; M&P® Accessories; Thompson/Center Arms™ Accessories; Performance Center® Accessories; Schrade®; Old Timer®; Uncle Henry®; Imperial®; BUBBA®; UST®; LaserLyte®; and MEAT!. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our belief that the company has made recent investments in infrastructure, including a new distribution center and an e-commerce platform, that create a solid foundation for future growth, driven by its unique ‘Dock & Unlock’ brand strategy; our belief that our passion for products that allow people to pursue their outdoor adventures is especially timely; and our belief that consumers are increasingly looking to outdoor activities. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the effects of the coronavirus, or COVID-19, pandemic, including potential disruptions in our ability to source the raw materials necessary for the production of our products, disruptions and delays in the manufacture of our products, difficulties encumbered by retailers and other components of the distribution channel for our products; lower levels of consumer spending; our ability to introduce new products that are successful in the marketplace; interruptions of our arrangements with third-party contract manufacturers that disrupt our ability to fill our customers’ orders; increases in costs or decreases in availability of finished products, product components, and raw materials; the failure to maintain or strengthen our brand recognition and reputation; the ability to forecast demand for our products accurately; our inability to expand our e-commerce business; our inability to compete in a highly competitive market; our dependence on large customers; an increase in private label products by our customers; pricing pressures by our customers; our ability to collect our account to receivable the risk of earthquakes, fire, power outages, power losses, and telecommunication failures; our abilities to identify acquisition candidates, to complete acquisitions of potential acquisition candidates, our ability to integrate their businesses with our business, and the success of acquired companies; our ability to protect our intellectual property; the risk of complying with any applicable foreign laws or regulations and the effect of increased protective tariffs; the performance and security of our information systems; the potential for product recalls, product liability, and other claims against us; our dependable on key personnel; economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearms-related products; the state of the U.S. economy; risks associated with our new principal facility, including the expected benefits; and other factors detailed from time to time in our reports that will be filed with the SEC, including the information statement filed with the SEC on August 4, 2020.